UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

Investors Capital Holdings, Ltd. (Exact name of registrant as specified in its charter)

Massachusetts	1-16349	04-3284631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

230 Broadway East Lynnfield, MA 01940 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 10, 2008 the Registrant issued a press release, a copy of which is set forth in Exhibit 2.02 hereto, announcing financial results for the Registrant for the fiscal year ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                              Investors Capital Holdings, Ltd.

                                                                                                              By /s/ Ted Charles

                                                                                                              Ted Charles, President

Date: July 10, 2008

FOR IMMEDIATE RELEASE Contact: Robert Foney, Director of Public Relations 781.477.4814 rfoney@investorscapital.com www.investorscapital.com

Investors Capital Holdings Posts Record Revenues For FY 2008 Despite Market Downturn

Lynnfield, Mass. (July 10, 2008) – Investors Capital Holdings, Ltd. (AMEX: ICH), a financial services holding company, posted record revenues of $90,985,150 for the fiscal year (FY) ended March 31, 2008, an increase of 13.66% over the same period in 2007, despite a fourth quarter market-driven downturn in revenues that contributed to an overall $661,458 loss for the year.

“Our results for 2008 reflect our year-long focus on taking Investors Capital from being merely good to being a company that is truly great,” said Theodore E. Charles, Chairman of the Board, Chief Executive Officer, and President of Investors Capital Holdings. “Recruiting higher-quality representatives, record advisory assets under management, enhanced brand image, increased quality control, and exceptional rep satisfaction are all areas that took a dramatic step forward this year, setting the stage for a very promising future for the company.”

The Company’s Registered Investment Advisor, Investors Capital Advisory Services (ICA), also posted positive results. Advisory revenues rose 55.22% to $10,504,031 for the fiscal year ended March 31, 2008 due to increased participation in and promotion of ICA programs. At fiscal year end, ICA posted record assets under management of over $840 million, an increase of 63% over the previous period.

Other key business indicators were also very positive. Gross profit was $17,596,847, up 16.33% over the prior fiscal year period and average revenue per representative was $129,332, up 11.9% over FY 2007.

“The results of our strategic emphasis on taking the company from good to great have been record increases in our annual total revenues and average production per representative; a decline in legal expenditures; and an expansion in the firm’s gross profit margin,” said Investors Capital Corporation President Timothy B. Murphy. “These metrics have contributed to the firm’s ability to continue to invest in its human, operational, and technological infrastructure, further ensuring our ability to succeed in years to come.”

Despite current market uncertainties, Mr. Murphy expressed “confidence in the effectiveness of our growth strategies as well as in our ability to manage discretionary expenses and to minimize any negative impact on revenues and the bottom line as events continue to unfold.”

About Investors Capital Holdings, Ltd.:

Investors Capital Holdings, Ltd. (AMEX:ICH) of Lynnfield, Massachusetts is a diversified financial services holding company that operates primarily through its independent broker/dealer subsidiary, Investors Capital Corporation (ICC), to provide premier, concierge-level service, support, technology, fee-based asset management, and practice management services to top-producing registered representatives to help them exceed their clients’ expectations. The Company’s business units include Investors Capital Corporation, Investors Capital Advisory Services, ICC Insurance Agency, Inc., Eastern Point Advisors, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 or visit www.investorscapital.com.

Certain statements contained in this press release that are not historical fact may be deemed to be forward-looking statements under federal securities laws. There are many factors that could cause our future actual results to differ materially from those suggested by or forecast in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, interest rate fluctuations, regulatory changes affecting the financial services industry, competitive factors effecting demand for our services, availability of funding, and other risks identified in the Company’s Securities and Exchange Commission filings.

Investors Capital Corporation, Lynnfield, Massachusetts, Distributor.